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                                  EXHIBIT 99.2

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EQUITY ONE MORTGAGE 04-5 - WAMCO BREAKEVEN ANALYSIS CLASS M4

Balance  $8,460,000.00  Delay           24           Servicer Advances    100%
Coupon   5.7            Dated           11/1/2004      Liquidation Lag     12
Settle   11/24/2004     First Payment   12/25/2004            Triggers    Fail
                                                   Optional Redemption  Call(N)

Price = 100
                                   WAL                                20.43
                   Principal Writedown                                 0.03%
    Total Collat Loss (Collat Maturity)                                9.84%

                          Default (FRM)                184.25 *wamco_frm_def
                         Loss Severity                                   45%
                     Servicer Advances                                  100%
                       Liquidation Lag                                   12
                          Default (ARM)                184.25 *wamco_arm_def
                         Loss Severity                                   45%
                     Servicer Advances                                  100%
                       Liquidation Lag                                   12

Delay                24                   Servicer Advances             100%
Dated                11/1/2004              Liquidation Lag              12
First Payment        12/25/2004                    Triggers            Fail
                                        Optional Redemption         Call(N)